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                                                                    EXHIBIT 99.1
                                                                    ------------

                                    GSV, Inc.

FOR IMMEDIATE RELEASE:


     GSV, INC. ANNOUNCES FINANCING AT A SIGNIFICANT PREMIUM TO SHARE PRICE
                        THROUGH SALE OF CONVERTIBLE NOTE

Westport, CT, May 13, 2004. GSV, Inc. (OTCBB Symbol: GSVI) announced today that it had raised additional funds through the sale of a $200,000 convertible note to a foreign private investor. The note is convertible into common stock at a conversion price of $0.70 a share, representing a significant premium over the closing price of the common stock on May 10, 2004, of $0.12 a share. GSV will use the proceeds to continue developing its oil and gas prospects in Texas.

GSV also issued warrants to the investor to purchase up to 1,142,857 shares of common stock at a price of $0.70 a share, totaling if exercised in full $800,000. The warrants expire if not exercised within 12 months. The conversion price of the note and the exercise price of the warrants are subject to customary price adjustment for stock splits and similar events, and for future financing.

Gilad Gat, President and CEO of GSV, said, "We are all very excited about our new opportunities for revenue growth. This new investment, at a premium to our share price, demonstrates we are on the right path and that our efforts and potential are being recognized by sophisticated investors."

In connection with the sale of these securities GSV agreed that if the investor exercises the warrant in full and converts the convertible note in full GSV will appoint a person designated by the investor to GSV's Board of Directors. GSV also granted the investor rights to register the common stock underlying the convertible note and warrant.

GSV's principal stockholder, Polystick U.S. Corporation, pledged 200,000 shares of the Series B convertible preferred stock as collateral security for the note. Polystick also agreed that if GSV fails to appoint or nominate a representative for election to its board of directors, then, at the investor's request, Polystick will vote its shares of Series B convertible preferred stock in favor of a nominee designated by the investor.

GSV offered the convertible note and the warrants in reliance on an exemption from registration for offers and sales of securities that do not involve a public offering. This offering was not registered under the Securities Act of 1933, as amended, and neither the convertible note nor the warrants or the underlying common stock may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure is neither an offer to purchase nor a solicitation of an offer to sell securities in any jurisdiction in which such an offer or sale would be unlawful. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares and is being issued under Rule 135c under the Securities Act.

About GSV Inc.

GSV Inc is an oil and gas  exploration  company.  Its recent  acquisition  of an interest in a Texas-based exploration company injected exciting prospects and opportunities into GSV and positioned it for future growth. In addition to managing its current assets, GSV is actively seeking new acquisition opportunities in this industry.
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Forward-Looking Statements

Some of the statements in this press release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward- looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, our limited operating history, history of losses, need to raise additional capital, and the high risk nature of our business, as well as other risks described in our most recent annual report on Form 10-KSB filed with the Securities and Exchange Commission.


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